Item 77C

SCUDDER NEW ASIA FUND, INC.

The Proxy Statements on Schedule 14A for Scudder New Asia Fund, Inc. (File No. 811-04789) are incorporated by reference to the Definitive Proxy Statements for such fund filed with the Securities and Exchange Commission on February 28, 2002 and August 23, 2002.